UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/02/2005

Tanox, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-30231

Delaware	76-0196733
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10301 Stella Link
Houston, Texas 77025
(Address of principal executive offices, including zip code)

713-578-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

After 20 years as Tanox's President and CEO, Nancy T. Chang, Ph.D. announced her decision on December 2, 2005 to retire effective February 1, 2006. At that time, Dr. Chang, who is a co-founder of Tanox, will assume the role of chairman of the company's Board of Directors and will also serve as a consultant to the Company. She will replace Osama I. Mikhail, Ph.D. as chairman, and he will assume the position of lead independent director. The Board of Directors elected Danong Chen, Ph.D., MBA to the position of president and CEO of Tanox to take effect February 1, at which time she will also become a member of the Board of Directors.

Since August 2005, Dr. Chen has served as vice president of strategy and corporate development and has had responsibility for guiding company strategy, evaluating new product opportunities and potential merger and acquisition transactions, and overseeing corporate projects and budgeting. From February 2005 until August 2005, she was vice president of corporate development and project development, from February 2004 until February 2005, she served as director of strategy, and from March 2002 until February 2004, as associate director of strategy.

Prior to joining Tanox, Dr. Chen was a manager in the health-care practice of Arthur D. Little, Inc. from 1999 to March 2002, where she managed and participated in projects ranging from benchmarking pharmaceutical research and development and evaluating contract manufacturing organizations to developing strategies for multinational product launches. Dr. Chen, who is 44, received her Ph.D. in Neuroscience from Baylor College of Medicine in Houston and her MBA from the Arthur D. Little School of Management at Boston College in Chestnut Hill, Massachusetts.

In addition to the election of Dr. Chen to the position of president and CEO, Edward Hu has been promoted to senior vice president and chief operating officer effective February 1, 2006. Since January 2005, Mr. Hu has been serving as vice president of operations, a position in which he is responsible for overseeing the day-to-day operating functions of the company, including manufacturing, process development and facilities. Prior to January 2005, Mr. Hu served as vice president of financial planning, project and portfolio management. He also had been the company's director of finance from July 2002 until January 2004 and previously served as associate director of financial planning and analysis from the time he joined Tanox in October 2000.

From 1998 to 2000, Mr. Hu held the position of manager of financial planning and analysis with Biogen, Inc. (n/k/a Biogen Idec), where he managed the business planning of Biogen's research and development and clinical operations, managed long-range planning, and provided project planning and analysis support to key development project teams. Mr. Hu, who is 43, received his MBA and did graduate work in Biophysics and Biochemistry at Carnegie Mellon University.

Tanox has not yet entered into any new agreements with any of Dr. Chang, Dr. Chen or Mr. Hu.

On December 2, 2005, the Company issued a press release announcing the above changes. The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

99.1        Press Release dated December 2, 2005.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tanox, Inc.

Date: December 06, 2005	By:	/s/ Katie-Pat Bowman
Katie-Pat Bowman
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1